                                                      PURSUANT TO RULE 424(b)(3)
                                                              FILE NO. 333-35274

                            SUPPLEMENT TO PROSPECTUS
                               DATED JUNE 13, 2000


                               TITAN CAPITAL TRUST
                              THE TITAN CORPORATION

                                ----------------


         The Prospectus, dated June 13, 2000, as supplemented by the Prospectus Supplement dated June 30, 2000, is hereby supplemented as follows to restate, in its entirety, the "Selling Holders" section on pages 75-77 of the Prospectus.


                                 SELLING HOLDERS

         The HIGH TIDES were originally issued and sold to the initial purchasers, Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation. The initial purchasers simultaneously sold the HIGH TIDES in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by them to be qualified institutional buyers as defined in Rule 144A under the Securities Act. The trust used all of the proceeds of the issuance of the HIGH TIDES and of its concurrent sale of common securities to us to purchase the debentures.

         The selling holders may from time to time offer and sell pursuant to this prospectus any or all of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee. The term "selling holder" includes the holders listed below and the beneficial owners of the HIGH TIDES and their transferees, pledgees, donees or other successors.

         The following table sets forth information with respect to the selling holders of the HIGH TIDES and the respective number of HIGH TIDES beneficially owned by each selling holder that may be offered for such selling holder's account pursuant to this prospectus. Such information has been obtained from the selling holders.


                                                                                                          NUMBER OF
        SELLING HOLDER                                                                                   HIGH TIDES
        --------------                                                                                   ----------
        Aftra Health Fund..................................................................                  19,500
        AIM America Growth Class...........................................................                   8,000
        AIM Mid Cap Growth Fund............................................................                  15,500
        AIM Mid Cap Opportunities Fund.....................................................                  62,000


                                       1.

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

                                                                                                         NUMBER OF
        SELLING HOLDER                                                                                   HIGH TIDES
        --------------                                                                                   ----------
        AIM Strategic Income Fund..........................................................                  22,000
        Allstate Insurance Company.........................................................                  30,000
        Associated Electric & Gas Insurance Services Limited...............................                   8,000
        Aventis Pension Master Trust.......................................................                   2,200
        Bank Austria Cayman Island, Ltd....................................................                  20,000
        Bear Stearns & Co., Inc............................................................                  10,000
        BNP Arbitrage SNC..................................................................                     300
        BNY Hamilton Equity Income Fund....................................................                  80,000
        Boilermaker--Blacksmith Pension Trust..............................................                  14,000
        Brown & Williamson Tobacco Master Retirement Trust.................................                   5,000
        Burroughs Wellcome Fund............................................................                   6,250
        CALAMOS Convertible Fund--CALAMOS Investment Trust.................................                  17,200
        CALAMOS Convertible Portfolio--CALAMOS Advisors Trust..............................                     650
        CALAMOS Growth and Income Fund--CALAMOS
             Investment Trust..............................................................                  23,000
        CALAMOS Global Growth and Income Fund--CALAMOS
             Investment Trust..............................................................                   1,150
        CALAMOS Market Neutral Fund--CALAMOS Investment
             Trust.........................................................................                  11,900
        Canal Insurance Company............................................................                  20,000
        Champion International Corporation Master Retirement Trust.........................                   6,100
        Chartwell Investment Partners......................................................                  30,000
        Chrysler Corporation Employee #1 Pension Plan......................................                 118,500
        Chrysler Corporation Master Retirement Trust.......................................                 217,500
        City of Albany Pension Plan........................................................                   1,200
        City of Knoxville Pension System...................................................                   4,200
        Consulting Group Capital Markets Funds.............................................                   4,500
        Credit Suisse First Boston Corporation.............................................                 397,160
        Delphi Foundation, Inc.............................................................                     600
        Delta Air Lines Master Trust (care of Oaktree
             Capital Management, LLC)......................................................                  82,200
        Delta Air Lines Master Trust (care of CALAMOS
             Asset Management, Inc.).......................................................                  26,500
        Deutsche Bank Securities Inc.......................................................                 920,575
        First Union Securities, Inc........................................................                  31,525
        Franklin and Marshall College......................................................                   8,000
        GE Pension Trust...................................................................                  58,000
        General Motors Employees Global Group Pension Trust................................                 113,250
        General Motors Foundation, Inc.....................................................                   6,150
        GranGem 23 41 LLC..................................................................                  18,500
        Granville Capital Corporation......................................................                  30,000
        Greek Catholic Union II............................................................                     175
        Hamilton Family Trust..............................................................                   8,300
        Hamilton Partners Limited..........................................................                  75,000
        HT Insight Convertible Securities Fund.............................................                  14,000


                                       2.

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

                                                                                                         NUMBER OF
        SELLING HOLDER                                                                                   HIGH TIDES
        --------------                                                                                   ----------
        JMG Triton Offshore Fund, Ltd......................................................                  67,500
        John M. Olin Foundation............................................................                  18,600
        JP Morgan Securities Inc...........................................................                  20,000
        Kettering Medical Center Funded Depreciation Account...............................                     900
        Knoxville Utilities Board Retirement System........................................                   2,500
        Lipper Convertibles, L.P...........................................................                  80,000
        Lipper Offshore Convertibles, L.P..................................................                  20,000
        Mainstay Convertible Fund..........................................................                 217,500
        Mainstay Strategic Value Fund......................................................                   4,000
        Mainstay VP Convertible Portfolio..................................................                  59,000
        Mary Ann Hamilton Trust for Self...................................................                   8,600
        McMahan Securities Co. L.P.........................................................                   2,675
        Michigan Municipal Employees Retirement System.....................................                  23,300
        Morgan Stanley Dean Witter Convertible Securities Trust............................                  50,000
        Motion Picture Industry Health Plan--Active Member Fund............................                  25,300
        Motion Picture Industry Health Plan--Retiree Member Fund...........................                  12,600
        Motors Insurance Corporation.......................................................                  30,000
        Museum of Fine Arts, Boston........................................................                     600
        New Hampshire Retirement System....................................................                   3,300
        New York Life Separate Account #7..................................................                  35,000
        OCM Convertible Trust..............................................................                  96,200
        Parker-Hannifin Corporation........................................................                   1,300
        Partner Reinsurance Company Ltd....................................................                  38,500
        Penn Treaty Network America Insurance Company......................................                   9,700
        Port Authority of Allegheny  County  Retirement and Disability  Allowance Plan for the
             Employees Represented by Local 85 of the Amalgamated Transit Union............                  15,000
        ProMutual..........................................................................                   2,000
        Putnam Asset Allocation Funds--Balanced Portfolio..................................                   3,000
        Putnam Asset Allocation Funds--Conservative Portfolio..............................                   2,000
        Putnam Balanced Retirement Fund....................................................                   1,100
        Putnam Convertible Income--Growth Trust............................................                  10,300
        Putnam Convertible Opportunities and Income Trust..................................                   1,500
        R.R. Donnelley & Sons..............................................................                   9,250
        San Diego County Employees Retirement Association..................................                  20,000
        SPT................................................................................                  11,800
        State Employees' Retirement Fund of the State of Delaware..........................                 110,100
        State of Connecticut Combined Investment Funds.....................................                 244,700
        Susquehanna Capital Group..........................................................                  54,800
        Tennessee Consolidated Retirement System...........................................                  80,000
        The Dow Chemical Company Employees' Retirement Plan................................                  28,300
        The Fondren Foundation.............................................................                     850
        The Gabelli Global Convertible Securities Fund.....................................                   5,000
        The Northwestern Mutual Life Insurance Company.....................................                 260,000


                                       3.

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

                                                                                                         NUMBER OF
        SELLING HOLDER                                                                                   HIGH TIDES
        --------------                                                                                   ----------
        The TCW Group, Inc.................................................................                 316,950
        U.S. Olympic Foundation............................................................                  11,800
        Unifi, Inc. Profit Sharing Plan and Trust..........................................                   1,400
        United Food and Commercial Workers Local 1262 and Employers Pension Fund...........                   6,800
        University of Rochester............................................................                     500
        Value Line Convertible Fund, Inc...................................................                  20,000
        Van Kampen Convertible Securities Fund.............................................                  21,900
        Van Kampen Harbor Fund.............................................................                 118,100
        Van Waters & Rogers, Inc. Retirement Plan
             (f.k.a. Univar Corporation)...................................................                   4,100
        Vanguard Convertible Securities Fund, Inc..........................................                 230,900
        Washington University..............................................................                  11,200
        White River Securities LLC.........................................................                  10,000
        ZCM/HFR Index Management, L.L.C....................................................                   1,550

         None of the selling holders has, or within the past three years has had, any position, office or other material relationship with Titan or the trust or any of their predecessors or affiliates. Because the selling holders may, pursuant to this prospectus, offer all or some portion of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee, no estimate can be given as to the amount of those securities that will be held by the selling holders upon termination of any such sales. In addition, the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their HIGH TIDES since the date on which they provided the information regarding their HIGH TIDES included herein in transactions exempt from the registration requirements of the Securities Act.


         The date of this Prospectus Supplement is July 10, 2000.


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